8UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

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Shenandoah Telecommunications Company

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(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 19, 2006, Shenandoah Personal Communications Company (“Shenandoah PCS”), a wholly owned subsidiary of Shenandoah Telecommunications Company (the “Company”), and Sprint Nextel Corporation and certain of its subsidiaries (“Sprint Nextel”) agreed to an amendment of the August 9, 2005 Forbearance Agreement among the parties that extends the expiration date of the Forbearance Agreement from July 14, 2006 to the earlier of August 14, 2006 or a decision by the Court of Chancery of the State of Delaware in connection with an action between Sprint Nextel and other affiliates of Sprint Nextel. The parties also amended the Forbearance Agreement to include Nextel Partners, Inc. (“Nextel Partners”) following Sprint’s acquisition of Nextel Partners on June 26, 2006. The Forbearance Agreement sets forth Sprint Nextel's agreement as to certain parameters for the operations of Nextel's wireless business in the territories operated by Shentel following the merger of Sprint and Nextel. The agreement also sets forth the Company’s agreement not to initiate litigation or seek certain injunctive or equitable relief against Sprint Nextel under certain circumstances, in each case during the period in which the agreement remains in effect. The agreement provides that the statute of limitations on any claims that Shentel might have against Sprint Nextel are tolled while the agreement remains in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

July 20, 2006	By: /s/ Earle A. MacKenzie
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

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